EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 20, 2024 relating to the financial statements and financial statement schedule of Curtiss-Wright Corporation, and the effectiveness of Curtiss-Wright Corporation’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Curtiss-Wright Corporation for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Morristown, New Jersey
May 3, 2024